Robert H. Baldwin
   President
                                 BELLAGIO


April 21, 1998



Mr. Stephen A. Wynn
Chairman of the Board, President
 and Chief Executive Officer
Mirage Resorts, Incorporated
3400 Las Vegas Boulevard South
Las Vegas, Nevada  89109

Dear Steve:

This confirms the agreement this date between Bellagio and you with respect to the work of fine art entitled "Femme Assise" by Pablo Picasso (1949, oil on canvas, 51-1/4 x 38-1/4 inches) (the "Work"), which you purchased from an independent party on April 7, 1998 at a purchase price of $2,500,000.

     1. The January 14, 1998 agreement between Bellagio and you, as sub-sequently amended (the "Original Agreement"), is hereby amended to provide that, effective this date, the Exhibit `B' Art referenced therein which you are renting to Bellagio shall include the Work.

     2. The terms of the rental of the Work shall be the same as those set forth in the Original Agreement with respect to the Exhibit `B' Art, except that the annual rental for the Work, payable in equal monthly installments in advance, shall be $30,000.

     3. The Work shall be maintained on public display and shall be available for educational purposes in any hotel-casino operated by any wholly owned subsidiary of Mirage Resorts, Incorporated in conformity with the requirements of NRS 361.068(k) and NRS 374 and any regulations promulgated thereunder.

                               Exhibit 10.1

Mr. Stephen A. Wynn
Mirage Resorts, Incorporated
April 21, 1998
Page Two

Please sign below to confirm your agreement to the foregoing. My signature below confirms Bellagio's agreement thereto.

Very truly yours,

BELLAGIO


By:  ROBERT H. BALDWIN
     -------------------
     ROBERT H. BALDWIN
     President and Chief Executive Officer

I hereby agree to the foregoing.

     STEPHEN A. WYNN
     -------------------
     STEPHEN A. WYNN


cc:  Bruce A. Levin
     Peter C. Walsh
     James E. Pettis

                P.O. BOX 7700, LAS VEGAS, NEVADA  89177-7770